UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

February 5, 2019 (January 31, 2019)

Altice USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 1.01                   Entry into a Material Definitive Agreement.

On January 31, 2019, CSC Holdings, LLC (the “Issuer”), an indirect, wholly owned subsidiary of Altice USA, Inc. (the “Company”), issued $1,500.0 million aggregate principal amount of its 6.500% senior guaranteed notes due 2029 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulations S under the Securities Act of 1933, as amended (the “Offering”). The Notes are unsecured obligations of the Issuer. The Notes were issued pursuant to an indenture, dated as of January 31, 2019 (the “Indenture”), between, among others, the Issuer and Deutsche Bank Trust Company Americas, as Trustee. The Notes will bear interest at a rate of 6.500% and will pay interest semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2019. The Notes will mature on February 1, 2029.

Subject to certain conditions, the Issuer may, at its option, redeem up to 40% of the original principal amount of the Notes at any time prior to February 1, 2022 with the net cash proceeds of certain equity issuances at a price equal to 106.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, at any time prior to February 1, 2024, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the relevant Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.  On and after February 1, 2024 the Issuer may redeem the Notes in whole or in part, at its option, at the redemption prices set forth below (expressed as a percentage of the principal amount of the Notes to be redeemed), plus accrued and unpaid interest to, but excluding, the date of redemption if redeemed during the 12-month period beginning on February 1 of each of the years indicated below:

Year	Percentage
2024	103.250%
2025	102.167%
2026	101.083%
2027 and thereafter	100.000%

The foregoing description of the Indenture governing the Notes is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01     Other Events.

On February 4, 2019 (the “Redemption Date”), the Issuer redeemed $905.3 million aggregate principal amount of its 10.125% senior notes due 2023 (the “2023 Notes”), which were issued pursuant to the indenture dated as of October 9, 2015, between, among others, the Issuer and Deutsche Bank Trust Company Americas, as Trustee (the “Redemption”). The Issuer redeemed such 2023 Notes at a redemption price equal to 107.594% of the aggregate principal amount of the redeemed 2023 Notes, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. Following the Redemption, the aggregate outstanding principal amount of the 2023 Notes is $894.7 million.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of January 31, 2019 between CSC Holdings, LLC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of January 31, 2019 between CSC Holdings, LLC as Issuer, and Deutsche Bank Trust Company Americas, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: February 5, 2019	By:	/s/ David Connolly
David Connolly
Executive Vice President and General Counsel